Exhibit 10.6

Execution Version

LOCK-UP LETTER

January 31, 2019

Egalet Corporation

600 Lee Road

Suite 100

Wayne, PA

Ladies and Gentlemen:

Reference is made to that certain Restructuring Support Agreement, dated as of October 30, 2018 (the “RSA”), by and among Egalet Corporation (the “Company”), the undersigned and certain other holders of the Company’s 13% Senior Secured Notes.

In connection with the transactions contemplated by the RSA, the undersigned hereby agrees that, without the prior written consent of the Company, it will not, during the period commencing on the date hereof and ending 90 days after the date hereof (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, more than 50% of the number of shares received on the date hereof (including, for such purpose, shares issuable upon the exercise of warrants issued to the undersigned on the date hereof) of the Company’s common stock, par value $0.001 per share (“Common Stock”), beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for  such number of shares of Common Stock (“Lock-Up Securities”) (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) publicly disclose the intention to take any of the actions described in the foregoing clauses (1) and (2).  The foregoing sentence shall not apply to (a) transfers of Lock-Up Securities by the undersigned to any other person that also executed a substantially similar lock-up agreement with the Company in connection with the transactions contemplated by the RSA, (b) distributions of Lock-Up Securities to limited or general partners, members, stockholders or to direct or indirect affiliates of the undersigned, including funds or other entities under common control or management with the undersigned, (c) transfers of Lock-Up Securities to any immediate family member, any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or any of their successors upon death or any partnership or limited liability company the partners or members of which consist of the undersigned and one or more members of the undersigned’s immediately family (for purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin) provided that such transfers shall not involve a disposition for value, (d) transfers of

Lock-Up Securities to any beneficiary of the undersigned pursuant to a will, other testamentary document or applicable laws of descent, (e) transfers of Lock-Up Securities as bona fide gifts, (f) transfers of Lock-Up Securities to the Company, (g) bona fide pledges of Lock-Up Securities by the undersigned pursuant to customary financing transactions entered into in the ordinary course of business, (h) transfers of Lock-Up Securities pursuant to an order of a court or regulatory agency and (i) transfers of Lock-Up Securities to a  nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (g) above; provided that (i) in the case of a transfer or distribution pursuant to clause (b), (c), (d), (e), (h) (to the extent it is not inconsistent with such order) or (i), each transferee or distributee (if not already party to a lock-up agreement similar to this agreement) shall execute and deliver to the Company a lock-up agreement in the form of this agreement whereby such transferee or distribute agrees in writing to be bound by the same restrictions in place for the undersigned pursuant to this agreement for the duration that such restrictions remain in effect at the time of transfer and (ii) in the case of any pledge of Lock-Up Securities pursuant to clause (g), the pledgee shall, if such pledge is in existence, execute and deliver to the Company a lock-up letter in the form of this paragraph upon receipt of such Lock-Up Securities, and if such pledge occurs in the future, execute and deliver to the Company a lock-up letter in the form of this paragraph at the time such pledge is granted. For the avoidance of doubt, this agreement shall not apply to any sale or other transfer by the undersigned of shares of Common Stock acquired by the undersigned in open market purchases following the consummation of the transactions contemplated by the RSA so long as (a) such sales or transfers are not required to be reported in any public report or filing with the SEC or otherwise and (b) the undersigned does not otherwise voluntarily effect any public filing regarding such sales or transfers, in each case during the Restricted Period.

Notwithstanding any other provision contained herein, the undersigned shall be permitted to make transfers, sales, tenders or other dispositions of Lock-Up Securities to a bona fide third party pursuant to a tender offer for securities of the Company or any other transaction, including, without limitation, a merger, consolidation or other business combination, made to all holders of Common Stock involving a Change of Control (as defined below) of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Lock-Up Securities in connection with any such transaction, or vote any Lock-Up Securities in favor of any such transaction); provided, that all Lock-Up Securities subject to this agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this agreement; and provided, further, that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any Lock-Up Securities subject to this agreement shall remain subject to the restrictions herein.

As used herein, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity).

In addition, nothing in this agreement shall prohibit the undersigned from establishing a Rule 10b5-1 trading plan during the Restricted Period; provided that (a) no transactions thereunder are made until after the expiration of the Restricted Period and (b) no public disclosure of such plan shall be required or voluntarily made until after the expiration of the Restricted Period.

The undersigned understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.  This agreement may only be modified, supplemented, terminated (other than in accordance with its terms) or waived in a writing executed by the undersigned and the Company.

Very truly yours,

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By:
Name:
Title:

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